Exhibit 10(e)(e)(e)

SEVENTH AMENDMENT TO THE HEWLETT-PACKARD COMPANY

2005 EXECUTIVE DEFERRED COMPENSATION PLAN

(Amended and restated effective October 1, 2006)

The Hewlett-Packard Company 2005 Executive Deferred Compensation Plan, as amended and restated effective October 1, 2006, is hereby amended, effective as of the dates specified below, to provide as follows:

1.             Effective for deferrals occuring after January 1, 2012, the definition of “Bonus Eligible Employee” in Article I shall be amended to read as follows:

“ ‘Bonus Eligible Employee’ means an individual who is an Employee on November 1 preceding the Plan Year within which deferrals are to be made (1) who satisfies both of the following conditions: (i) whose job position has a title of Director (or whose job function is, in the sole and absolute discretion of HP, equivalent to a ‘Director’ position) and (ii) whose Annual Rate of Pay is equal to or greater than the dollar limit for highly compensated employees as defined in Section 414(q)(1)(B)(i) of the Code plus $30,000, or (2) whose job position has a title of Executive Vice President or above, irrespective of such Employee’s Annual Rate of Pay.”

2.             Effective January 1, 2012, Section 3.2 shall be amended in its entirety to read as follows:

“3.2         Outside Director Deferral Elections.  In order to elect to defer a portion of his Annual Retainer earned during a Plan Year, an Outside Director shall submit an irrevocable Deferral Form with HP before the beginning of such Plan Year, but no earlier than the first day of November preceding the Plan Year within which the deferral is to be made.  The portion of his Annual Retainer than an Outside Director elects to defer for a Plan Year shall be stated as a whole dollar amount.  Any failure to make an election shall be deemed to be an election for the same deferral amount and the same distribution date and form of payment for the following Plan Year as were in effect for such Outside Director for the current Plan Year.”

This Seventh Amendment to the Hewlett-Packard Company 2005 Executive Deferred Compensation Plan is hereby adopted this 16th day of November, 2011.

HEWLETT-PACKARD COMPANY

By:	/s/ Tracy S. Keogh
Tracy S. Keogh
Executive Vice President, Human Resources